Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Earthstone Energy, Inc. (the “Company”) on Form 10-K for the period ended March 31, 2014 to be filed with the Securities and Exchange Commission on June 13, 2013 (the “Report”), I, Ray Singleton, as President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of, and for, the periods presented in the Report.

June 10, 2014

By: /s/ Ray Singleton

Ray Singleton
President and Chief Executive Officer